Exhibit 1.01

Adient plc
Conflict Minerals Report
For the Calendar Year Ended December 31, 2020

I. Background

The Securities and Exchange Commission (the “SEC”), through Section 13(p) of the Securities Exchange Act of 1934, imposes reporting requirements (the “Rule”) on SEC issuers concerning the use of Conflict Minerals and the metals derived from such minerals, as described below, that originate in the Democratic Republic of the Congo (the “DRC”) or the adjoining countries (collectively, the “Covered Countries”).

The term “Conflict Mineral” is defined to include cassiterite, columbite-tantalite, gold, and wolframite and their derivatives, including tantalum, tin and tungsten (“3TG”) regardless of their source.

This is the Conflict Minerals Report (“Report”) of Adient plc (“Adient”) for reporting year (“RY”) 2020 and covers all activities conducted for the calendar year ended December 31, 2020.

II. Adient Overview

Adient is one of the world’s largest automotive seating suppliers and has relationships with the largest global auto manufacturers. Adient designs, manufactures and markets a full range of seating systems and components for passenger cars, commercial vehicles and light trucks, including vans, pick-up trucks and sport/crossover utility vehicles. Adient’s proprietary technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics.

As used in this Report, and except where the context otherwise requires, “we” and “our” refer to Adient and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

III. Product Overview

As noted above, our products include complete seating systems, frames, mechanisms, foam, head restraints, armrests, and trim covers. Adient’s products previously included automotive seating fabrics, but during the course of RY 2020, Adient subsequently sold its fabrics business.

IV. Supply Chain Description

Adient is committed to the responsible sourcing of Conflict Minerals and is a member of the Responsible Minerals Initiative (“RMI”). RMI was founded by members of the Responsible Business Alliance (“RBA”). Adient encourages its suppliers to conduct conflict-free sourcing from RMI certified smelters.

As a large multinational company, Adient has a complex, multi-tiered supply chain. The products that Adient manufactures are typically highly engineered, complex and contain thousands of parts from a vast network of globally dispersed suppliers.

As a downstream consumer with many tiers in its supply chain, Adient generally does not have a direct relationship with smelters and refiners. In most instances, Adient obtains products containing 3TG from unrelated third-party suppliers with their own independent supply chains. Accordingly, Adient must rely on its direct suppliers to provide information regarding the origin of any Conflict Minerals contained in the components and parts they supply to Adient.

V. Reasonable Country of Origin Inquiry (“RCOI”)

A.Process Summary

Adient designed and implemented a compliance framework that follows the process steps set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected Areas and High-Risk Areas (“OECD Guidance”) issued by the Organization for Economic Co-operation and Development (“OECD”).

Due to the complexity of Adient’s supply chain, Adient relied on its first-tier suppliers to provide information on the origin of Conflict Minerals potentially present in components and parts supplied to Adient. In addition, Adient sent the RMI Conflict Minerals Reporting Template (the “CMRT”) to these suppliers to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Adient elected to utilize, without alteration, the CMRT, as well as a survey tool to facilitate its RCOI. The questions on the CMRT include, but are not limited to, the use of Conflict Minerals and their necessity to product functionality or production, the origin of such Conflict Minerals, and whether smelters have been validated as compliant in accordance with the RMI. Adient communicated with In-Scope Suppliers (as defined below), notifying them of the RCOI and Adient’s expectations, and also provided such suppliers with instructions to assist with the completion of the CMRT.

In addition to the RCOI efforts described above, Adient undertook the following measures to determine the mine or country of origin of any Conflict Minerals:

▪As part of its global scoping exercise, Adient considered the following supply base categories as the scope universe for RCOI purposes: manufactured products, products contracted to be manufactured, and spare parts. Identification of suppliers that were subject to the RCOI (“In-Scope Suppliers”) was closely linked not only to the presence of 3TG in the products but also to contractual agreements to determine the amount of influence that Adient has on In-Scope Suppliers regarding the sourcing decisions taken in the supply chain.
▪A risk level of “High,” “Low” or “None” based on the likelihood of the presence of Conflict Minerals in each component was assigned to each In-Scope Supplier as result of the joint effort between our Procurement and Engineering Departments. Suppliers providing components with risk rankings of High and Low were considered in-scope for RCOI procedures. The risk level is used during escalation activities for non-responding suppliers to prioritize activities by the Procurement Department.
▪Adient required each In-Scope Supplier to provide information regarding the use of Conflict Minerals from their suppliers, who, in turn, were expected to solicit that information from their next tier of suppliers. The Conflict Minerals Supplier Letter that was sent to each In-Scope Supplier can be found on Adient’s website at:
https://www.adient.com/suppliers/corporate-responsibility.
▪In addition to the online training course available on https://www.adient.com/suppliers/corporate-responsibility, Adient provided support to its suppliers during the RY, including explanations regarding the relevant requirements of the Rule and their obligations under the Rule, and reiterated Adient’s expectation that suppliers cooperate to support Adient’s compliance efforts. Refer to “Supplier Engagement and Training” below for more information.
▪The responses received from the In-Scope Suppliers about the country of origin of any Conflict Minerals necessary for product functionality or production of products supplied to Adient were reviewed for accuracy and completeness, and, if necessary, were flagged for additional follow-up and/or due diligence.
▪In-Scope Suppliers who sent incomplete or inconsistent responses were asked to review their responses and resubmit their surveys.
▪Adient implemented the following escalation process for In-Scope Suppliers that did not respond:

◦Step 1: For suppliers with risk ratings of High that did not respond, an escalation letter was sent.
◦Step 2: Adient commodity managers/buyers contacted the suppliers with risk ratings of High that did not respond to the escalation letter (either by phone or in written form) to request survey completion.
◦Step 3: If the supplier still did not respond, the relevant Vice President(s) of the Procurement Department sent a written letter to the supplier requesting completion of the survey.

Adient revised its approach to supplier scoping in 2020 based on experience developed during earlier reporting years. Suppliers identified as “High” risk based on the entries in the International Material Data System database are now subject to additional checks to ensure that only those who have active business during the reporting year will be included. This may exclude former in-scope prototype suppliers, spare part suppliers with no active purchase orders and suppliers of serial parts that were not ordered during the reporting year. Together with the enhanced escalation processes implemented during RY 2019, these changes increased the supplier response rate from 57% in 2019 to 63% in 2020. Many of the supplier escalation activities were still pending at the end of RY 2020. Based on the results available in February and March 2021 we currently anticipate a further increase in the RY 2021 response rate. We believe these changes continued to improve our reporting quality, and we will continue to review our processes and consider further adjustments in the future to continue refining and improving our reporting.

B.RCOI Results

Adient determined there were 939 In-Scope Suppliers for calendar year 2020, which represented 31% of Adient’s total direct suppliers. Adient sent communications to its In-Scope Suppliers notifying them of the RCOI and received delivery confirmation receipts from 93% of those In-Scope Suppliers.

The overall response rate among the In-Scope Suppliers surveyed was 63%, including 374 responses that were received and accepted (representing 43% of the suppliers who confirmed receipt of the survey). Adient considers a response as received and accepted when a completed CMRT has been returned to Adient and the CMRT has been validated as accurate by its compliance specialists. Below are the results of the RCOI survey:

RCOI Survey Results
No 3TG	75%
Acknowledged 3TG Sourced from the Covered Countries	14%
Acknowledged 3TG Not Sourced from the Covered Countries	6%
3TG Origin Uncertain or Unknown	5%

C.Improvement Measures to be Taken

Adient experienced an increased response rate of 63% for In-Scope Suppliers in RY 2020. The COVID-19 pandemic negatively impacted the supplier communication, which resulted in unforeseen delays in connection with supplier escalation communications. As an example, seven of our In-Scope Suppliers could not be contacted in time. Ninety-five In-Scope Suppliers sent responses for RY 2020 in the beginning of 2021. Given these delays Adient was not able to fully evaluate the results of its RY 2020 improvement measures. We also note that some of the RY 2020 process improvements regarding supplier escalation are still pending and certain RY 2020 process improvements have not yet been fully implemented. These ongoing activities and other anticipated changes for RY 2021 include the following:

•Enhancing the collaboration between Adient controlled suppliers and our Procurement Department to improve the compliance with our Conflict Minerals program by engaging Adient commodity buyers in the escalation process;
•Incorporating feedback from suppliers into the supplier communication letters to improve content and language for ease of understanding and simplification of response requirements; and

•Reconsidering supply arrangements and potentially implementing remedies for suppliers that refuse to cooperate with Adient’s compliance efforts.

VI. Conflict Minerals Due Diligence

A.Compliance Framework

i.Framework Design and Overview

Adient designed and implemented a compliance framework that conforms to the primary principles of the OECD Guidance, which is the internationally recognized due diligence framework developed by the OECD. Our compliance framework includes elements drawn from those principles and the corresponding supplements for each of the four conflict minerals. These include: 1) establishing strong company management systems; 2) identifying and assessing risk in the supply chain; 3) designing and implementing a strategy to respond to identified risks; 4) carrying out an independent third-party audit of smelters’/refiners’ due diligence practices; and 5) reporting annually on supply chain due diligence. We described each of these elements further below.

ii.Establish Strong Company Management Systems

Conflict Minerals Policy

Adient is committed to the responsible sourcing of Conflict Minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries. Our Conflict Minerals Policy Statement expresses that we continue to promote and encourage suppliers to conduct conflict-free sourcing from the Covered Countries, and to use responsible sourcing practices. We expect our suppliers to conduct due diligence on their respective supply chains and to assist us with our compliance efforts. To the extent that a supplier refuses to cooperate with our compliance efforts or does not conduct conflict-free sourcing from the Covered Countries, we may reconsider our supply arrangement and/or implement remedies available to us. Our Conflict Minerals Policy Statement is publicly available on Adient’s website at: https://www.adient.com/-/media/adient/shared/suppliers/corporate-responsibility/conflict-minerals/adientconflictmineralspolicystatement2021.pdf.

Internal Management System

Adient maintains an internal management system where senior management with the necessary expertise, knowledge, and experience oversee the RCOI and due diligence process. These managers continuously seek new ways to evaluate and address potential risk in our supply chain process through initiatives that often involve stakeholder engagement or consultation with outside experts.

Adient also maintains a Conflict Minerals Executive Steering Committee (“Steering Committee”) comprised of leaders from the company’s Procurement, Legal, Engineering, Communications and Finance Departments. The Steering Committee oversees and supports Adient’s Conflict Minerals compliance program. The Steering Committee meets to develop and monitor plans to comply with the reporting requirements of the Rule.

This Report was also shared with Adient’s Disclosure Committee, which is comprised of Adient’s Chief Executive Officer; Chief Financial Officer; General Counsel; Chief Accounting Officer; Vice President and General Counsel, Commercial Transactions; Vice President, Finance; Vice President, Tax; Vice President, Internal Audit; Vice President, Treasurer and Investor Relations; Vice Presidents and Executive Directors, Regional Finance; and Vice President, Global Financial, Planning and Analysis.

System of Controls and Transparency

Due to the complexity of Adient’s global supply chain, Adient relies on its first-tier suppliers to provide information on the origin of Conflict Minerals potentially present in materials supplied to Adient. Adient’s RCOI and due diligence processes are designed to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Supplier Engagement and Training

Adient provides an online training for suppliers as part of the initial communication package to the In-Scope Suppliers that explains the relevant requirements of the Rule, Adient’s obligations under the Rule, and Adient’s expectation that our suppliers support our Conflict Minerals compliance efforts. The training is posted on our website at: https://www.adient.com/suppliers/corporate-responsibility. Suppliers are encouraged to ask questions to our compliance specialists to enhance their understanding of the Rule and our expectations. Additional training is also provided to suppliers on request.

Adient also provides the In-Scope Suppliers with instructions for responding to the survey, and our compliance specialists have scripts to help explain our requests and the reason behind the requests. Communications sent to suppliers also contain reference links to the Rule and additional guidance from the SEC, Automotive Industry Action Group (“AIAG”), RMI, and OECD. To help suppliers identify and address smelters of concern, Adient provides links to other non-governmental organization (“NGO”) resources such as Global Witness or Amnesty International for smelter information.

Adient publicly shares its position on responsible sourcing of Conflict Minerals through its Conflict Minerals Policy Statement. Where appropriate, Adient also includes a Conflict Minerals compliance provision when it renews or enters into new agreements with suppliers. The provision requires suppliers to conduct and document inquiries of smelters and refiners of any Conflict Minerals incorporated into the products supplied to Adient, including inquiries into the country of origin. Adient’s Global Supplier Standards Manual further reflects and reinforces these expectations.

Internal Training

Adient maintains a web-based training module designed specifically for employees within its Sales, Procurement and Engineering Departments. This training educates employees about the relevant requirements of the Rule, Adient’s obligations under the Rule, and the processes Adient uses to evaluate and respond to related supply chain risks. Training sessions are mandatory for new employees at Adient facilities that perform engineering and design activities related to the use of Conflict Minerals.

Records Management

Adient retains relevant Conflict Minerals documentation in accordance with its existing corporate retention policy and procedures.

Grievance Mechanism

Adient maintains a web- and telephone-based, 24-hour Integrity Helpline (information is available at: https://adient.ethicspoint.com). The Integrity Helpline provides any interested party (e.g., employees, customers, suppliers, or other external third parties) with a confidential mechanism to report potential violations of the law, regulations, professional standards, and policies (including Adient's Ethics Policy and its Conflict Minerals Policy Statement), as well as concerns regarding Adient’s supply chain. Credible reports follow Adient’s internal investigations protocol, whereby incoming reports are either investigated by Adient’s Legal Department or transferred to another responsible group inside Adient for investigation. The Legal Department monitors these internal investigations and the resolution of cases escalated through other channels.

iii.Identify and Assess Risk in the Supply Chain

Adient’s RCOI was designed to determine whether the Conflict Minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by Adient originated in the Covered Countries or were from recycled or scrap sources. Through communications with the In-Scope Suppliers, Adient attempted to identify smelters and refiners of Conflict Minerals that may be used in its products.

Adient followed-up, and continues to follow-up, with suppliers who indicated that they might be sourcing Conflict Minerals from the Covered Countries or non-certified smelters in order to exercise due diligence on the source and chain of custody of the Conflict Minerals, inquiring of such suppliers whether they:

•provided information on all smelters and the country of origin of the Conflict Minerals;
•performed due diligence procedures for non-certified smelters; and
•were able to determine if the Conflict Minerals financed or benefited armed groups in the Covered Countries.

iv.Design and Implement a Strategy to Respond to Identified Risks

Adient has established due diligence guidelines to be followed if it identifies information indicating that a supplier may have sourced Conflict Minerals from the Covered Countries through a review of the received CMRT.

Once an In-Scope Supplier indicates that it might be sourcing Conflict Minerals from the Covered Countries, Adient initiates due diligence procedures to collect more detailed information from that supplier. This included engaging with such supplier and validating information with other reliable sources. Suppliers reporting RMI-certified smelters from the Covered Countries were generally exempt from further due diligence as long as there were no incident reports available from NGOs or other reliable sources regarding the listed smelter(s) or refiner(s).

Any findings from the due diligence procedures are discussed with Adient’s Procurement Department. Based on this information, Adient created a list of suppliers identified as using Conflict Minerals from a Covered Country as well as the indicated smelters. This list was then compared to the RMI smelter listing to verify the accuracy of the supplier responses as well as the source of the Conflict Minerals, and then shared with the responsible procurement team.

In addition to these measures, Adient engaged and actively cooperated with industry groups, including RMI and AIAG. Adient also intensified its activities to manage risk identified in its supply chain by supporting the RMI Smelter Engagement Team.

v.Carry Out Independent Third-Party Audit of Smelters’/Refiners’ Due Diligence Practices

Adient does not purchase raw ore or unrefined Conflict Minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries. Instead, Adient is a downstream consumer of Conflict Minerals and is many steps removed from the mining of Conflict Minerals. In order to meet its obligations under the Rule, Adient supports independent third-party audits by being a member of the RMI and relies on the RMI’s Conflict-Free Smelter Program in connection with our due diligence efforts.

This program helps Adient to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. Adient evaluates the supplier reports it receives using the RMI smelter database and then reports any unknown smelter or smelters that have not been certified to the RMI for further investigation and inclusion in the smelter certification scheme.

vi.Report Annually on Supply Chain Due Diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at: https://www.adient.com/suppliers/corporate-responsibility.

B.Due Diligence Results

i.Facilities Used to Process Necessary 3TG Originating from Covered Countries

Each of the measures described above was designed to provide Adient with information on the smelters and refiners that the In-Scope Suppliers used to process Conflict Minerals incorporated into the products they supply to Adient. As previously discussed, Adient is a downstream consumer of 3TG and generally does not have a direct relationship with smelters and refiners. Consequently, it must rely on responses from its suppliers in order to determine the facilities used to process Conflict Minerals. Much like Adient, our suppliers generally do not have a direct relationship with the facilities used to process Conflict Minerals.

In RY 2020, 10 suppliers responded they were unable to provide smelter and refiner information – an amount that accounts for 1% of our In-Scope Suppliers. Given this response and the low response rate for this reporting period, Adient does not know all of the countries of origin or the facilities used to process all the Conflict Minerals incorporated into its products.

Another 6% of the suppliers indicated that they did not source from the Covered Countries, while 14% acknowledged that they sourced 3TG from one or more Covered Countries. The suppliers sourcing from the Covered Countries indicated that they only sourced from smelters that the RMI identifies as DRC conflict free. None of the responses acknowledged that 3TG was sourced from smelters or mines that financed or benefited armed groups, after reviewing information from NGOs and other sources.

ii.Smelter Lists (Appendix A)

As explained above, Adient compared the smelter lists provided in responses from its In-Scope Suppliers with the RMI list of compliant smelters to determine which smelters the RMI identifies as DRC conflict free. The information provided by our suppliers was used to conduct our due diligence, including assessing reports for completeness and consistency.

Appendix A includes a list of the smelters identified by our In-Scope Suppliers as part of our RCOI and due diligence efforts. A total of 393 smelters were identified by our suppliers and 267, or approximately 68%, are RMI certified. The percentage of certified smelters decreased by 2 percentage points as compared to 2019. Five smelters indicated that they were not interested in participating in a smelter registration and audit scheme. Fifty-eight smelters have not yet been contacted by the respective upstream supplier to participate in the RMI certification scheme and were not certified during the reporting year. Four smelters are currently undergoing certification and 10 smelters are not conformant to the RMI audit scheme. We learned that 48 smelters ceased operations during the reporting year. One smelter is not yet RMI listed and was brought to the attention of RMI.

C.Risk Mitigation Measures

Adient’s current processes and procedures for mitigating Conflict Minerals supply chain risks include the following:

•Membership in the RMI, which has allowed for the comparison of all supplier responses to the RMI smelter listing to confirm the accuracy of supplier responses;

•Updating and adapting our scoping and due diligence guidelines as well as the escalation process to reflect organizational changes inside Adient;
•Reviewing and utilizing our inhouse information technology systems and tools to increase process reliability and apply best business practices; and
•Identifying other unrelated risks during the Conflict Minerals reporting process and addressing them through the responsible Adient departments.

According to reports from NGOs, such as Global Witness, responsible sourcing initiatives still need to improve their processes to reduce illicit sanctions, mainly of gold mined in the DRC. Since the number of active and compliant gold smelters and refiners in the RMI certification program is low when compared to Tin, Tantalum and Tungsten, the RMI encourages smelters to participate in the Responsible Minerals Assurance Process and undergo third party audits. The goal is to encourage smelters to make responsible sourcing decisions, and to reduce the likelihood that the sale of these Conflict Minerals will benefit armed groups in the Covered Countries.

Adient is committed to promoting these same objectives by complying with the OECD Guidance and the Rule in a manner consistent with our Conflict Minerals Policy Statement. To that end, Adient will continue its efforts with its In-Scope Suppliers to improve the response rate and the completeness of the surveys. These efforts include:

•Directing suppliers to Adient’s Conflict Minerals Policy Statement, which emphasizes the responsible sourcing of Conflict Minerals;
•Striving to improve supplier awareness to identify potential risks at an early stage by improving our supplier training and sending out detailed feedback related to information received from suppliers;
•Following-up with suppliers that source Conflict Minerals from, or were identified as potentially sourcing from, smelters and refiners not participating in certification schemes;
•Striving to improve the effectiveness of the escalation process to enhance supplier communications and the quality of responses by addressing concerns related to customer buy arrangements to the affected customer;
•Enhancing our RCOI and due diligence measures, as well as the review process for existing and new suppliers included in the scoping guidelines;
•Working with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance; and
•Working with the RMI smelter engagement team to support their engagement and certification efforts.

VII. Determination

For RY 2020, Adient is unable to determine the mine or country of origin of its necessary Conflict Minerals or the facilities used to process Conflict Minerals in its supply chain with the greatest possible specificity due to either a lack of survey responses or inconclusive survey responses from its In-Scope Suppliers. As such, Adient is currently unable to determine whether products manufactured, or contracted to be manufactured, by Adient in RY 2020 have been found to be free of necessary Conflict Minerals that directly or indirectly financed or benefited armed groups in the Covered Countries. These products include those identified in “Part III. Product Overview” above. See Appendix A for a list of smelters for each of the Conflict Minerals identified as part of Adient’s efforts and country of origin information.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this Report that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this Report other than statements of historical fact are statements that are, or could be, deemed “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,”

“believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties are difficult to predict accurately and may include (but are not limited to) regulatory changes and other developments relating to Conflict Minerals disclosures, changes in or developments related to Adient’s products or Adient’s supply chain, changes to Adient’s supplier base and industry developments relating to supply chain diligence, disclosure and other practices. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in its quarterly reports on Form 10-Q as well as other filings with the SEC, available at www.sec.gov. The forward-looking statements included in this Report are made only as of the date of this Report and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements.

Appendix A - Smelters by Mineral

The attached smelter information refers to data available in the RMI smelter database in March 2021. Any changes to the RMI smelter database that took place after March 2021 are not covered.

List 1: Smelters and Refiners reported to have been included in Adient’s supply chain as of December 31, 2020

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tantalum (Ta)	Power Resources Ltd.	NORTH MACEDONIA
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	PRG Dooel	NORTH MACEDONIA
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin (Sn)	Luna Smelter, Ltd.	RWANDA
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Metallo Belgium N.V.	BELGIUM
Tin (Sn)	Metallo Spain S.L.U.	SPAIN
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA
Tin (Sn)	PT Rajehan Ariq	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	CV Tiga Sekawan	INDONESIA
Tin (Sn)	Malaysia Smelting Corporation	MALAYSIA
Tin (Sn)	Mineracao Taboca SA	BRAZIL
Tin (Sn)	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin (Sn)	CRM Synergies	SPAIN
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Jin Zhi Dao Tin Co. Ltd.	CHINA
Tungsten (W)	A.L.M.T Corp.	JAPAN
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tungsten (W)	Asia Tungsten Products VIET NAM Ltd.	VIET NAM
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten (W)	KGETS CO., LTD.	KOREA, REPUBLIC OF
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	GEM Co., Ltd.	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold (Au)	8853 S.p.A.	ITALY
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY
Gold (Au)	Dowa	JAPAN
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold (Au)	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Italpreziosi	ITALY
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold (Au)	Marsam Metals	BRAZIL
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	PAMP S.A.	SWITZERLAND
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	Safimet S.p.A	ITALY
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold (Au)	SAFINA A.S.	CZECH REPUBLIC
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	TSK Pretech	KOREA, REPUBLIC OF
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	YAMAKIN CO., LTD.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold (Au)	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Metalor Technologies(Suzhou) Ltd	CHINA
Gold (Au)	SAXONIA Edelmetalle	GERMANY
Gold (Au)	Yamamoto Precious Co., Ltd.	JAPAN
Gold (Au)	Augmont Enterprises Private Limited	INDIA
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold (Au)	JALAN & Company	INDIA
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kundan Care Products Ltd.	INDIA
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA
Gold (Au)	Sovereign Metals	INDIA
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	Tony Goetz NV	BELGIUM
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	K.A. Rasmussen	NORWAY
Gold (Au)	MD Overseas	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Gold (Au)	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold (Au)	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold (Au)	Sellem Industries Ltd.	MAURITANIA
Gold (Au)	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold (Au)	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold (Au)	Gold Coast Refinery	GHANA
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CHINA
* Country names according to ISO 3166-1
Appendix A

List 2: Smelters and Refiners reported to have been included in Adient’s supply chain but identified as having ceased operation prior to December 31, 2020

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tantalum (Ta)	Duoluoshan	CHINA
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Justindo	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA
Tin (Sn)	CV United Smeiting	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten (W)	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	Tejing (VIET NAM) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	VIET NAM Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Appendix A

Conflict Mineral	Smelter or Refiner Name	Location of Smelter or Refiner*
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
* Country names according to ISO 3166-1
Appendix A

Potential Countries of Origin of Conflict Minerals:

Argentina	India	Eswatini
Australia	Indonesia	Taiwan, Province of China
Austria	Japan	Tanzania*
Benin	Laos	Thailand
Bolivia	Madagascar	Uganda*
Bolivia (Plurinational State of)	Malaysia	United Kingdom of Great Britain and Northern Ireland
Brazil	Mexico	United States of America
Burundi*	Mongolia	Uzbekistan
Canada	Mozambique	Venezuela (Bolivarian Republic of)***
China	Myanmar	Viet Nam
Colombia	Namibia	Zambia*
Congo, Democratic Republic of the*	Niger	Zimbabwe
Ecuador	Nigeria
Eritrea	Peru
Ethiopia	Portugal
France	Russian Federation**
Germany	Rwanda*
Ghana	Sierra Leone
Guinea	South Africa
Guyana	Spain

*	DRC and adjoining countries
**
Information from suppliers CMRTs identified JSC Ekaterinburg Non-Ferrous Metal Processing Plant (“JSC Ekaterinburg”) as a potential source of metals used by Adient’s third-party suppliers. JSC Ekaterinburg is owned by a sanctioned Russian party. Adient prohibits suppliers from sourcing materials from JSC Ekaterinburg, and none of the completed and accepted conflict minerals surveys returned by our suppliers indicated that they did so during this reporting period. As explained above, Adient does not knowingly source metals directly or indirectly from sanctioned countries or parties, does not conduct transactions with sanctioned countries or parties, and has robust economic sanctions screening procedures designed to prevent business with sanctioned countries or parties before it occurs. To the extent that Adient might have unknowingly received metals from JSC Ekaterinburg, these materials would have been substantially transformed before being sold to Adient or otherwise incorporated into finished products.

***
Adient includes Venezuela in this list of potential countries of origin based on information obtained from RMI’s smelter database. RMI obtains the information appearing in that database from third-party sources that rely on information obtained from other, unrelated parties participating in highly-attenuated, multi-tiered global supply chains. It is also important to note that the information appearing in RMI’s smelter database identifies Venezuela within the “L1” risk-rating category, which includes over 120 jurisdictions including the United States.

Appendix A